UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 1, 2026
JLL Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

333 West Wacker Drive, Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 897-4000

N/A
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 - Unregistered Sales of Equity Securities
On October 7, 2025, JLL Income Property Trust, Inc. commenced a continuous private offering (the “Continuous Private Offering”) of an unlimited number of Class D shares, Class I shares, Class S shares and Class Z shares to accredited investors pursuant to an exemption from registration under the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder. Shares within the Continuous Private Offering are sold on a daily basis at the net asset value per share as of the date of purchase, plus applicable upfront selling commissions. The following table details the total shares sold in the Continuous Private Offering aggregated by month.

Period of Unregistered Sales	Amount of Class I Shares Issued	Consideration	Amount of Class S Shares Issued	Consideration(1)
November 2025	264,317	$3,000,000	129,515	$1,477,825
December 2025	8,152	92,321	187,507	2,157,376
January 2026	221,828	2,500,000	141,066	1,600,400
February 2026	143,584	1,616,000	215,863	2,434,233
March 2026	141,949	1,595,288	285,851	3,216,760
April 2026	124,629	1,404,114	361,708	4,095,323
May 1, 2026	34,131	385,000	147,294	1,660,000
(1)    Aggregate consideration for Class S Shares includes selling commissions of $78,278.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JLL INCOME PROPERTY TRUST, INC.

By:	/s/ Gregory A. Falk
Name: Gregory A. Falk
Title: Chief Financial Officer and Treasurer
Date: May 6, 2026